Press Release

FOR IMMEDIATE RELEASE	Contact: Chris Daniels

POKERTEK ANNOUNCES STRATEGIC INVESTMENT LED BY MAGNETAR CAPITAL

Charlotte, NC - April 27, 2007:   As part of its plan for further company growth, PokerTek (NASDAQ:PTEK) announced today that it has completed a private placement of approximately $13 million of its common stock to institutional investors, including Magnetar Capital, Greenway Capital and a large mutual fund. The shares of common stock with related five-year warrants were sold at a price of $9.00 per share. After expenses and fees, PokerTek received net proceeds of approximately $12.5 million.

“PokerTek has accomplished several significant goals in the last few months,” said PokerTek CEO Lou White.  “This investment will aid us as we continue to grow our business, acquire new customers and help make those customers successful.”

PokerTek intends to use the net proceeds from the private placement for general corporate purposes, including continuing the development of the PokerPro system, obtaining regulatory approvals, and working capital.

Roth Capital Partners served as the sole placement agent for this transaction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities.

The shares of common stock and warrants sold in this transaction were sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock and warrants issued in connection with this transaction have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. PokerTek has agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares of common stock purchased by the institutional investors and the shares of common stock issuable upon exercise of the warrants.

About PokerTek, Inc.

PokerTek™, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets PokerPro®, an automated poker table and suite of software applications. PokerPro was developed to increase casino revenue, reduce expenses and attract new players into poker rooms. Currently available is PokerPro, the ten-seated table and PokerPro Heads-Up™, a two-seated table that allows casinos to offer the heads-up poker format. PokerPro tables are located in the United States, United Kingdom, Australia, South Africa and on several major cruise lines. For more information, please visit the company's website at www.pokertek.com or contact Chris Daniels at 704.849.0860 x101.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, our ability to file, and obtain effectiveness of, a registration statement relating to the common stock issued and issuable to the institutional investors, our ability to comply with post-closing covenants, our ability to use the proceeds from the offering as contemplated, the expected adoption of the PokerPro systems by casinos and other customers, acceptance of the PokerPro systems by players, growth of PokerTek, acquisition of customers, receipt of regulatory approvals and efficient use of capital raised. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition.  These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.